FORESIDE FINANCIAL SERVICES, LLC

(as New Principal Underwriter for BMO Funds)

Intermediary Agreement

Name of Intermediary: Talcott Resolution Life Insurance Company, formerly named Hartford Life Insurance Company, acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company

Title of Original Intermediary Agreement: Retail Fund Participation Agreement, as amended

Date of Original Intermediary Agreement: September 30, 2004

THIS INTERMEDIARY AGREEMENT (defined below) is by and among Foreside Financial Services, LLC (“Foreside”), and the above-named intermediary(ies) (collectively, “Intermediary”), and, if applicable, BMO Asset Management Corp. (‘‘Advisor”) and/or BMO Funds, Inc. (“Trust”) (each a “Party” and collectively, the “Parties’’), and is entered into as of the Effective Date (defined below).

WHEREAS, BMO Investment Distributors, LLC, as the current principal underwriter of the BMO Funds (“Fund’’), is a party with the Intermediary and, if applicable, the Advisor and/or the Trust to a certain dealer/selling agreement and/or services agreement, or similar agreement, as specified above, and amendments thereto, with respect to the distribution or servicing of shares of the Fund (the “Original Intermediary Agreement”); and

WHEREAS, Foreside will succeed BMO Investment Distributors, LLC as the principal underwriter of the Fund, effective as of January 1, 2020 (the “Effective Date”); and

WHEREAS, as of the Effective Date, Foreside and the Intermediary and, if applicable, Advisor and/or the Trust wish to enter into a new dealer/selling agreement and/or services agreement, or similar agreement on terms identical to those in the Original Intermediary Agreement, subject to the changes and/or acknowledgements set forth herein.

NOW, THEREFORE, the Parties for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.             As of the Effective Date, Foreside and the Intermediary and, if a party to the Original Intermediary Agreement the Advisor and/or the Trust hereby enter into a new dealer/selling agreement and/or services agreement, or similar agreement, on terms identical to those in the Original Intermediary Agreement, subject to the changes and/or acknowledgements set forth herein, and agree that, with the exception of the changes and/or acknowledgements set forth herein, all other terms of the Original Intermediary Agreement shall be incorporated into this new dealer/selling agreement and/or services agreement, or similar agreement (“Intermediary Agreement”).

2.             For the purposes of this Intermediary Agreement, all references to BMO Investment Distributors, LLC shall be deleted and replaced with Foreside, and any and all notice and/or contact information with respect to BMO Investment Distributors, LLC shall be deleted and replaced with the following:

Foreside Financial Services, LLC Three

Canal Plaza, Suite 100 Portland,  Maine

04101

Email: legal@foreside.com

With a copy to: dealerservices@foreside.com

3.             The Intermediary hereby acknowledges and agrees· that to the extent Foreside is required to make any payments pursuant to this Intermediary Agreement, Foreside shall be obligated to make such payments only after, for so long as, and to the extent that Foreside receives such payments from the applicable fund and/or the Advisor.

4.             Each of Foreside and the Intermediary and, if applicable, the Advisor and/or the Trust, hereby represent that it is duly authorized to enter into this Intermediary Agreement.

5.             This Intermediary Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart sha11 constitute an original of this Intermediary Agreement, but all the counterparts shall together constitute but one and the same instrument.

6.             If any term or provision of this Intermediary Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Intermediary Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Intermediary Agreement shall be construed as if drafted jointly by all the Parties and no presumptions shall arise favoring any Party by virtue of authorship of any provision of this Intermediary Agreement.

7.             This Intermediary Agreement and any dispute or claim arising from or in connection with this Intermediary Agreement is governed by and shall be construed in accordance with the law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Intermediary Agreement to be executed as of the Effective Date.

Talcott Resolution Life Insurance Company		Foreside Financial Services, LLC
By Massachusetts Mutual Life Insurance Company, Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Head of Investment Management	Title:	Vice President

BMO Funds, Inc.

By:	[Redacted]
Name:	[Redacted]
Title:	President

3

RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 30th day of September, 2004 by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the “Company”), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a “Separate Account”), and THE MARSHALL FUNDS, INC., an open-end management investment company organized under the laws of the State of Wisconsin (hereinafter the “Fund”), and Grand Distribution Services, LLC, a Wisconsin limited liability company (hereinafter the “Distributor”).

WITNESSETH:

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”);

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”);

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the “Contracts”) in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts;

WHEREAS, M&I Investment Management Corp. (the “Adviser”) is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and any applicable state securities laws;

WHEREAS, the Distributor is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member of the National Association of Securities Dealers, Inc. (hereinafter the “NASD”);

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

ARTICLE I.       Purchase and Redemption of Fund Shares.

1.1          The Fund agrees to sell to the Company those shares of the Portfolios for which the Company places purchase orders in proper form, as set forth in the then current prospectus of the applicable Portfolio, on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for receipt of such orders from each Separate Account. Receipt by Company, as such designee, shall constitute receipt by the Fund; provided that the Fund or its designee receives notice of such order via the National Securities Clearing Corporation (the “NSCC”) by 8:30 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to purchase Portfolio shares using the NSCC’s Defined Contribution Clearance & Settlement (“DCC&S”) platform. The Fund will also provide the Company with account positions and activity data using the NSCC’s Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this Section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund’s designated Settling Bank to the NSCC. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. “Networking” shall mean the NSCC’s product that allows funds and companies to exchange account level information electronically. “Settling Bank” shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC’s Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Portfolio shares via the NSCC’s DCC&S platform, the following shall apply to this Section:

The Fund agrees to sell the Company those shares of the Portfolios for which the Company places purchase orders in proper form, as set forth in the then current prospectus of the applicable Portfolio, on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for the receipt of such orders from the Separate Account and receipt by Company, as such designee, shall constitute receipt by the Fund; provided that the Fund or its designee receives notice of such order by 8:30 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this Section. Payment shall be in federal funds transmitted by wire to the Fund’s designated custodian. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC.

1.2          The Fund agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Directors, as applicable, of the Fund (hereinafter the “DIRECTORS”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3          The Fund agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of such request for redemption via the NSCC by 8:30 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to redeem Portfolio shares using the NSCC’s DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC’s Networking platform. Payment for Fund shares redeemed shall be made in accordance with this Section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account’s Settling Bank as designated by the Company, on the same Business Day the Fund receives notice of the redemption order from the Company provided that the Fund receives notice by 8:30 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Portfolio shares via the NSCC’s DCC&S platform, the following shall apply to this Section:

The Fund agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of such request for redemption by 8:30 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Fund receives notice of the redemption order from the Company provided that the Fund receives notice by 8:30 a.m. Eastern Time on such Business Day.

1.4          The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.5          Issuance and transfer of the Fund’s shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title by the Company for each Separate Account or the appropriate subaccount of each Separate Account.

1.6          The Fund shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s shares in the form of additional shares of that Portfolio. The Fund, or its designee, shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of written notice of revocation by the Fund.

1.7          The Fund shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 6:45 p.m. Eastern time on such Business Day.

1.8          (a)  If the Fund provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share in accordance with the following sub-section 1.8(b).

(b)           The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC’s recommended guidelines regarding these errors and the Fund’s then current policy.  Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Fund shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option (“Contract Owners”), and which amount is due to the Fund’s or its agents’ material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund, the applicable Portfolios or its agents for any material losses incurred by the Fund, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain for Contract Owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract Owners.

With respect to the material errors or omissions described above, this Section shall control over other indemnification provisions in this Agreement.

ARTICLE II.       Representations and Warranties

2.1          The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt there from, to serve as a segregated investment account for the Contracts unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Contracts are intended to be registered, qualified, issued, and sold in compliance in all material respects with all applicable federal and state laws. The Contracts provide for the allocation of net amounts received by the Company to the Separate Accounts, for investment in the shares of specified investment companies selected among those companies available through the Separate Accounts to act as underlying investment media. The Company acknowledges that the Portfolios are publicly offered and are not structured to be diversified pursuant to Section 817(h) of the Code and the regulations thereunder; and that all Separate Account disclosure materials are complete and accurate in all material respects and do not contain any material omission or misstatement of a material fact necessary to make the information not misleading or untrue.

2.2          The Fund represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3          The Fund represents that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not-qualify under Subchapter M of the Code in the future.

2.4          To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board of Directors, including a majority of its Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5          The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6          The Distributor represents and warrants that it is a member of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7          The Fund represents that it is lawfully organized and validly existing under the laws of the State of Wisconsin and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8          The Fund represents and warrants that all of its Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond (“Bond”) or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9          The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a Bond or similar coverage in an amount not less than $5 million. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10        The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty, as of the date first written above and at the time of each purchase and each sale of the Fund’s shares pursuant to this Agreement.

ARTICLE III.       Prospectuses; Reports and Proxy Statements; Voting

3.1          The Fund shall provide the Company at no charge with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund’s current prospectus and statement of additional information, the Fund shall provide computer diskettes, e-mail transmissions or PDF files containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund’s prospectus printed together in one document or separately. The Company may elect to print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

3.2          (a)           The Fund shall provide the Company at no charge with copies of the Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract Owners. The Company shall then provide such materials to Contract Holders as required by applicable law.

(b)           The Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders, proxy materials and other Fund communications to Contract Owners and prospective Contract Owners, provided that the Fund would be responsible for such costs regardless of whether or not this Agreement were executed. The Company shall pay for all typesetting, printing and distribution costs, which the Fund would be otherwise required to pay, for any material provided to the Company or any Contract Owners and for all marketing and delivery costs incurred by the Company.

3.3.         The Fund’s statement of additional information shall be obtainable by Contract Owners from the Fund, the Distributor, the Company or such other person as the Fund may designate.

3.4          The Company will distribute all proxy material furnished by the Fund to Contract Owners, and vote shares of the Fund, as required by applicable law. In the absence of any requirement under applicable law, the Company may vote shares of the Fund in its discretion.

ARTICLE IV.       Sales Material and Information

4.1          The Company shall furnish, or shall cause to be furnished, to the Fund, the Distributor or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Distributor is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Distributor or their designee, however the failure to object in writing within ten days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are similar in all material respects to prior approved materials.

4.2          Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3          The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are similar in all material respects to prior approved materials.

4.4          Neither the Fund nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract Owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5          The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6.         The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7          For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), and sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article).

4.8          The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and/or the Distributor. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Distributor. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9          The Fund and Distributor agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in Section 4.3, the Fund and Distributor shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Distributor shall cease all use of any such names or marks.

ARTICLE V. Fees and Expenses

5.1          The Fund shall pay the fees and expenses provided for in the attached Schedule B.

ARTICLE VI.       Indemnification

6.1          Indemnification by the Company

(a)           The Company agrees to indemnify and hold harmless the Fund, the Distributor and each of their respective trustees, directors, members, officers, employees or agents and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Fund Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Distributor or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)          arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Distributor by the Company or persons under its control; or

(iv)          arise from the provision of services by the Company hereunder, or the alleged failure of the company to provide services hereunder; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement: except to the extent provided in Sections 6.1(b) and 6.4 hereof.

(b)           No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.4 hereof, the Fund Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2          Indemnification By the Distributor

(a)           The Distributor agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Company Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Company Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact as determined by a court of competent jurisdiction contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Company Indemnified Party or the Company to the Distributor on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of Fund or Distributor contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Distributor; or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Distributor or persons under the control of the Distributor;

(iii)          arise as a result of any material failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(iv)          arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

(b)           No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.4 hereof, the Company Indemnified Parties will promptly notify the Distributor of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3          Indemnification by the Fund

(a)           The Fund agrees to indemnify and hold harmless the Company Indemnified Parties against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Company Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Company Indemnified Party or the Company to the Fund or the Distributor on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)           the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Distributor or persons under the control of the Distributor, respectively, with respect to the sale or distribution of Portfolio shares; or

(iii)          arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(iv)          arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

(b)           No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.4 hereof, the Company Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

(a)           Any person obligated to provide indemnification under this Article VI (“Indemnifying Party” for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI (“Indemnified Party” for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)            the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

(ii)           the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

ARTICLE VII. Applicable Law

7.1          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

7.2          This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII. Termination

8.1          This Agreement shall terminate:

(a)           automatically upon termination of the Distributor’s contract between the Funds and the Distributor; or

(b)           at the option of any party upon one hundred and twenty days’ advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(c)           at the option of the Fund, the Distributor or the Adviser upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. (“NASDR”), the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Distributor or the Adviser are reasonably likely to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(d)           at the option of the Company upon institution of formal proceedings against the Fund, the Distributor or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Distributor’s, the Fund’s or the Adviser’s ability to perform its obligations under this Agreement; or

(e)           at the option of the Company if a Portfolio delineated in Schedule A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a “RIC”), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(f)            at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach

(g)           at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Distributor or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(h)           at the option of the Fund, the Distributor or the Adviser if the Fund, the Distributor or the Adviser, respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Distributor.

8.2          Notice Requirement

(a)           In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(c), 8.1(d) or 8.1(e), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of Section 8.1(d), said termination shall be effective upon the Portfolio’s failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b)           In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(g) or 8.1(h), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3          It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(b) may be exercised for any reason or for no reason.

8.4          Effect of Termination

(a)           Notwithstanding any termination of this Agreement pursuant to Section 8.1(b) through 8.1(f) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Fund and the Distributor to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

(b)           Fund shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

ARTICLE IX.       Notices

9.1          (a)  Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

If to the Company:

Hartford Life Insurance Company

200 Hopmeadow Street

Simsbury, Connecticut 06089

Attention: Vice President, Investment Products Division

with a copy to:

General Counsel

Hartford Life Insurance Company

200 Hopmeadow Street

Simsbury, Connecticut 06089

If to the Fund:

Marshall Funds, Inc.

1000 N. Water Street

Milwaukee, Wisconsin 53202

Attention: President

If to the Distributor:

Grand Distribution Services, LLC

803 West Michigan Street, Suite A

Milwaukee, Wisconsin 53233

Attention: General Counsel

ARTICLE X Miscellaneous

10.1        Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). “Personal Information” means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5        This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6        Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7        Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8        The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD INSURANCE COMPANY		THE MARSHALL FUNDS, INC.

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President	Title:	President

GRAND DISTRIBUTION SERVICES, LLC

By:	[Redacted]
Name:	[Redacted]
Title:	Secretary

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4

TK, TK1, TK2, TK3, TK4

VK, VK1, VK2, VK3, VK4

UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

Portfolios

International Stock

Mid-Cap Value

*Class Y Shares

Schedule B

In consideration of the services provided by the Company, the Fund agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Services to be Performed include:

(a)                                 assist in processing customer purchase and redemption requests;

(b)                                 answer customer inquiries regarding account status and history;

(c)                                  assist customers in designating and changing account designations and addresses;

(d)                                 provide periodic statements showing a customer’s account balances;

(e)                                  furnish statements and confirmations of all purchases and redemption requests as may be required by applicable law;

(f)                                   process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent; and

(g)                                  provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by Customers.

Portfolio	Service Fees
International Stock	0.25%
Mid-Cap Value	0.25%

AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT

Between

MARSHALL FUNDS, INC.

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 30th day of June, 2011, by and among Hartford Life Insurance Company (“Hartford”) and Marshall Funds, Inc. (“Fund”), a Wisconsin corporation, and M&I Distributors, LLC, a Wisconsin limited liability company (“Underwriter”).

WHEREAS, the parties desire to amend that certain Retail Fund Participation Agreement dated September 30, 2004 (the “Agreement”) to allow for the addition of a certain Fund or Funds and certain other matters.

NOW THEREFORE, the parties agree as follows:

1.         Schedules A and B shall be replaced by the attached Schedules A and B.

2.                          This Amendment may be executed in counterparts, each of which shall be an original and each of which shall constitute one instrument.

3.                          From and after the date of this Amendment, the Underwriter shall be and become the “Distributor” for all purposes in the Agreement in lieu of and substitution for Grand Distribution Services, LLC (“Grand”). The Underwriter is the current principal underwriter for the Fund. The Underwriter, by its signature hereto, hereby makes all of the representations and warranties and agrees to perform all of the obligations of the “Distributor” under the Agreement, and, from the date of this Amendment, the Underwriter shall be deemed the “Distributor” for all purposes of the Agreement. Hartford hereby consents to the foregoing substitution, and agrees to release Grand from all obligations under the Agreement.

4.                          Hartford hereby acknowledges that Marshall & Ilsley Corporation, the parent holding company of the Underwriter, has entered into a definitive agreement to be acquired by the Bank of Montreal and its subsidiaries (the “Transaction”).  Hartford understands that the Transaction is subject to various conditions to closing. Hartford hereby consents to the assignment of the Agreement as of the date of closing of the Transaction and agrees that the Agreement shall continue in full force and effect upon the same terms and conditions set forth therein, as amended hereby, following the closing of the Transaction.

1

5.                          The Fund’s and the Distributor’s addresses for purposes of notice as set forth in Section 9.1(a) of the Agreement are amended as follows:

If to the Fund:

Marshall Funds, Inc.

111 East Kilbourn Avenue, Suite 200

Milwaukee, Wisconsin 53202

Attention: President

If to the Distributor:

M&I Distributors, LLC

111 East Kilbourn Avenue, Suite 200

Milwaukee, Wisconsin 53202

Attention: Legal Department

6.         The following is added to Section 8.4(b) of the Agreement:

“In the event of the insolvency or liquidation of Hartford, fees shall continue to be payable directly to Hartford or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by Hartford or its liquidator, receiver, conservator or statutory successor.”

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY

By:	[Redacted]
Name: [Redacted]
Title: Assistant Vice President

MARSHALL FUNDS, INC.

By:	[Redacted]
Name: [Redacted]
Title: President

M&I DISTRIBUTORS, LLC

By:	[Redacted]
Name: [Redacted]
Title: Senior Vice President
Title: COO

2

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

Portfolios

All Class I Shares

All Class Y Shares

Large-Cap Value Fund

Large-Cap Focus Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Small-Cap Value Fund

Small-Cap Growth Fund

International Stock Fund

Emerging Markets Equity Fund

Ultra Short Tax-Free Fund

Short-Term Income Fund

Short-Intermediate Bond Fund

Intermediate Tax-Free Fund

Government Income Fund

Corporate Income Fund

Aggregate Bond Fund

Core Plus Bond Fund

3

SCHEDULE B

In consideration of the services provided by Hartford, the Distributor agrees to pay Hartford an amount equal to the following basis points per annum on the average aggregate amount invested by Hartford’s Separate Account(s) in each Fund under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Services to be Performed include:

(a)                                 assist in processing customer purchase and redemption requests;

(b)                                 answer customer inquiries regarding account status and history;

(c)                                  assist customers in designating and changing account designations and addresses;

(d)                                 provide periodic statements showing a customer’s account balances;

(e)                                  furnish statements and confirmations of all purchases and redemption requests as may be required by applicable law;

(f)                                   process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent; and

(g)                                  provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by Customers.

CLASS I SHARES

FUND NAME	SHAREHOLDER SERVICING FEE
Large-Cap Value Fund	0.15%
Large-Cap Focus Fund	0.15%
Large-Cap Growth Fund	0.15%
Mid-Cap Value Fund	0.15%
Mid-Cap Growth Fund	0.15%
Small-Cap Value Fund	0.15%
Small-Cap Growth Fund	0.15%
International Stock Fund	0.15%
Emerging Markets Equity Fund	0.15%
Ultra Short Tax-Free Fund	None
Short-Term Income Fund	None
Short-Intermediate Bond Fund	None
Intermediate Tax-Free Fund	None
Government Income Fund	None
Corporate Income Fund	None
Aggregate Bond Fund	None
Core Plus Bond Fund	None

4

CLASS Y SHARES

FUND NAME	SHAREHOLDER SERVICING FEE
Large-Cap Value Fund	0.40%
Large-Cap Focus Fund	0.40%
Large-Cap Growth Fund	0.40%
Mid-Cap Value Fund	0.40%
Mid-Cap Growth Fund	0.40%
Small-Cap Value Fund	0.40%
Small-Cap Growth Fund	0.40%
International Stock Fund	0.40%
Emerging Markets Equity Fund	0.40%
Ultra Short Tax-Free Fund	0.25%
Short-Term Income Fund	0.25%
Short-Intermediate Bond Fund	0.25%
Intermediate Tax-Free Fund	0.25%
Government Income Fund	0.25%
Corporate Income Fund	0.25%
Aggregate Bond Fund	0.25%
Core Plus Bond Fund	0.25%

5

SECOND AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT

Between

MARSHALL FUNDS, INC.

d/b/a BMO FUNDS

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 1st day of January, 2012, by and among Hartford Life Insurance Company (“Hartford”), Marshall Funds, Inc., d/b/a BMO Funds (“Fund”), a Wisconsin corporation, and M&I Distributors, LLC, a Wisconsin limited liability company (“Underwriter”).

WHEREAS, the parties desire to amend that certain Retail Fund Participation Agreement dated September 30, 2004, and amended June 30th, 2011 (the “Agreement”), to allow for the addition of a certain Fund or Funds and certain other matters.

NOW THEREFORE,  the parties agree as follows:

l.                  Schedules A and B shall be replaced by the attached Schedules A and B.

2.              This Amendment may be executed in counterparts, each of which shall be an original and each of which shall constitute one instrument.

3.              The Fund’s address for purposes of notice as set forth in Section 9.l(a) of the Agreement is amended as follows:

If to the Fund:

BMO Funds

111 East Kilbourn Avenue, Suite 200

Milwaukee, Wisconsin 53202

Attention: President

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY

By:	[Redacted]
Name:	[Redacted]
Title:	AVP

MARSHALL FUNDS, INC.
d/b/a BMO FUNDS

By:	[Redacted]
Name:	[Redacted]
Title:	Treasurer

M&I DISTRIBUTORS, LLC

By:	[Redacted]
Name:	[Redacted]
Title:	VP

2

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

Portfolios

All Series of BMO Funds

3

SCHEDULE B

In consideration of the services provided by Hanford, the Distributor agrees to pay Hartford an amount equal to the following basis points per annum on the average aggregate amount invested by Hartford’s Separate Account(s) in each Fund under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Services to be Performed include:

(a)              assist in processing customer purchase and redemption requests;

(b)              answer customer inquiries regarding account status and history;

(c)               assist customers in designating and changing account designations and addresses;

(d)              provide periodic statements showing a customer’s account balances;

(e)               furnish statements and confirmations of all purchases and redemption requests as may be required by applicable law;

(f)                process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent; and

(g)               provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by Customers.

CLASS I SHARES

FUND TYPE	SERVICES FEE
Equity	0.15%
Fixed Income	None

CLASS Y SHARES

FUND TYPE	SERVICES FEE
Equity	0.40%
Except BMO Mid-Cap Value Fund	0.25%
Fixed Income	0.25%

4

Funds as of January 1, 2012

BMO Large-Cap Value Fund

BMO Dividend Income Fund

BMO Large-Cap Focus Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Pyrford International Stock Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO Pyrford Global Strategic Return Fund

BMO Ultra Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO Aggregate Bond Fund

BMO TCH Core Plus Bond Fund

BMO Monegy High Yield Bond Fund

5

THIRD AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT

Between

BMO FUNDS, INC.

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 4th day of December, 2017, by and among Hartford Life Insurance Company (“Hartford”), acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), BMO Funds, Inc. (formerly known as Marshall Funds, Inc.), a Wisconsin corporation (“ Fund”), and B MO Investment Distributors, LLC ( formerly known as M&I Distributors, LLC), a Wisconsin limited liability company (“Underwriter”).

WHEREAS, the parties desire to amend the Retail Fund Participation Agreement dated September 30, 2004, as amended, (the “Agreement”), to allow for the addition of a certain Share Classes or Funds and certain other matters.

NOW THEREFORE, the parties agree as follows:

1.              Schedules A and B shall be replaced by the attached Schedules A and 8.

2.              This Amendment may be executed in counterparts, each of which shall be an original and each of which shall constitute one instrument.

3.              The address for purposes of notice as set forth in Section 9.l(a) of the Agreement is amended as follows:

BMO Investment Distributors, LLC

111 East Kilbourn Avenue, Suite

200 Milwaukee, Wisconsin 53202

Attention:  [Redacted]

Massachusetts Mutual Life Insurance Company

As Administrator for Hartford Life Insurance Company

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: RS Fund Operations, MIP M200-INVST

Telephone: (860) 562-2470

Facsimile: (86 0) 562-2283

With a copy to:

Massachusetts Mutual Life Insurance Company

Law Department

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		BMO INVESTMENT DISTRIBUTORS, LLC
By Massachusetts Mutual Life Insurance Company
Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	President

BMO FUNDS, INC.

		By:	[Redacted]
		Name:	[Redacted]
		Title:	President

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

Portfolios

BMO Funds A, I, Y, R3, and R6

SCHEDULE B

In consideration of the services provided by Hartford, the Distributor agrees to pay Hartford an amount equal to the following basis points per annum on the average aggregate amount invested by Hartford’s Separate Account(s) in each Fund under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Services to be Performed include:

(a)              assist in processing customer purchase and redemption requests;

(b)              answer customer inquiries regarding account status and history;

(c)               assist customers in designating and changing account designations and addresses;

(d)              provide periodic statements showing a customer’s account balances;

(e)               furnish statements and confirmations of all purchases and redemption requests as may be required by applicable law;

(f)                process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds’ transfer agent; and

(g)               provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by Customers.

As of the June 30, 2017, the following Funds and Fund Shares are subject to the compensation payable before waivers to dealers or financial intermediaries pursuant to the Sales and Services Agreement. The Distributor shall not pay out shareholder services fees to a dealer or financial intermediary until the accrued, unpaid amount of shareholder services fees exceeds ten dollars ($10). Each Fund’ s Prospectus contains information regarding current waivers and shall control in case of any conflict with this Schedule.

For the avoidance of doubt, with respect to Contract Owners of Hartford Separate Accounts whose Class Y shares of a Fund were converted to Class A Shares on June 2, 2017, the Distributor will make Class A Shares available for additional purchase , exchange or redemption by such Contract Owners at net asset value without the imposition of front-end or contingent deferred sales charges, or any other transaction related charges (e.g., redemption fees, exchange fees and federal funds wire payment fees) for as long as the Contract Owner holds any class of shares of the Fund.

SUMMARY

FEE*
Fund Classification	Class y	Class I	Class A	Class R3	Class R6
Equity Funds	0.40% (40 Basis Points)	0.15% (15 Basis Points)	0.40% (40 Basis Points)	0.65% (65 Basis Points)	0.00% (0 Basis Points)
Fixed Income Funds	0.25% (25 Basis Points)	0.00% (0 Basis Points)	0.25% (25 Basis Points)	Not Applicable	Not Applicable
Asset Allocation Funds	0.40% (40 Basis Points)	0.15% (15 Basis Points)	Not Applicable	0.65% (65 Basis Points)	0.00% (0 Basis Points)

*Please see following pages for specific fee information.

As of June 30, 2017

CLASS Y SHARES

EQUITY FUNDS - CLASS Y SHARES

	Maximum Sales Charge (Load) Imposed	Distribution (12b-1) Fee	Shareholder Servicing Fee	Revenue Share from Adviser	Total Fee
Fund Name	(A)	(B)	(C)	(D)	(B+C+D)
BMO Large-Cap Growth Fund	None	None	0.25%	0.15%	0.40%
BMO Pyrford International Stock Fund	None	None	0.25%	0.15%	0.40%

FIXED INCOME FUNDS - CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO lntermediate Tax-Free Fund	None	None	0.25%	None	0.25%
BMO Strategic Income Fund	None	None	0.25%	None	0.25%
BMO TCH Corporate Income Fund	None	None	0.25%	None	0.25%
BMO TCH Core Plus Bond Fund	None	None	0.25%	None	0.25%

ASSET ALLOCATION FUNDS-CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2015 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2020 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2025 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2030 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2035 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2040 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2045 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2050 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2055 Fund	None	None	0.25%	0.15%	0.40%
BMO Conservative Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Moderate Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Balanced Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Growth Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Aggressive Allocation Fund	None	None	0.25%	0.15%	0.40%

CLASS I SHARES

EQUITY FUNDS -  CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Low Volatility Equity Fund	None	None	None	0.15%	0.15%
BMO Dividend Income Fund	None	None	None	0.15%	0.15%
BMO Large-Cap Value Fund	None	None	None	0.15%	0.15%
BMO Large-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Mid-Cao Value Fund	None	None	None	0.15%	0.15%
BMO Mid-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Value Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Core Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Global Low Volatility Equity Fund	None	None	None	0.15%	0.15%
BMO Disciplined International Equity Fund	None	None	None	0.15%	0.15%
BMO Pyrford International Stock Fund	None	None	None	0.15%	0.15%
BMO LGM Emerging Markets Ec1utiy Fund	None	None	None	0.15%	0.15%
BMO Alternative Strategies Fund	None	None	None	0.15%	0.15%
BMO Global Long/Short Fund	None	None	None	0.15%	0.15%

FIXED INCOME FUNDS - CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO TCH Emerging Markets Bond Fund	None	None	None	None	None
BMO Ultra Short Tax-Free Fund	None	None	None	None	None
BMO Short Tax-Free Fund	None	None	None	None	None
BMO Short-Term Inco me Fund	None	None	None	None	None
BMO Intermediate Tax-Free Fund	None	None	None	None	None
BMO Strategic Income Fund	None	None	None	None	None
BMO TCH Corporate Income Fund	None	None	None	None	None
BMO TCH Core Plus Bond Fund	None	None	None	None	None
BMO High Yield Bond Fund	None	None	None	None	None

ASSET ALLOCATION FUNDS -   CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Conservative Allocation Fund	None	None	None	0.15%	0.15%
BMO Moderate Allocation Fund	None	None	None	0.15%	0.15%
BMO Balanced Allocation Fund	None	None	None	0.15%	0.15%
BMO Growth Allocation Fund	None	None	None	0.15%	0.15%
BMO Aggressive Allocation Fund	None	None	None	0.15%	0.15%

CLASS A SHARES

EQUITY FUNDS -  CLASS A SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Low Volatility Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Dividend Income Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Large-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Large-Cao Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Mid-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Mid-Cap Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Core Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Global Low Volatility Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Disciplined International Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Pvrford International Stock Fund	5.00%	0.25%	None	0.15%	0.40%
BMO LGM Emerging Markets Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Alternative Strategies Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Global Long/Short Equity Fund	5.00%	0.25%	None	0.15%	0.40%

Equity Funds - Class A Shares Sales Load Schedule

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $50,000	5.00%	5.26%	5.00%
$50,000-$99,999	4.00%	4.17%	4.00%
$l00,000- $249,999	3.25%	3.36%	3.25%
$250,000- $499,999	2.50%	2.56%	2.50%
$500,000- $999,999	1.75%	1.78%	1.75%
$1,000,000- $4,999,999	0.00%	0.00%	l.00%
$5,000,000-$9,999,999	0.00%	0.00%	0.75%
$10,000,000- $49,999,999	0.00%	0.00%	0.50%
$50,000,000 and above	0.00%	0.00%	0.25%

*                            For purchases of $1,000,000 and above, a Contingent Deferred Sales Charge (“CDSC”) of 1.00% will apply to shares redeemed within 18 months of purchase.

FIXED INCOME FUNDS - CLASS A SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b -1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C +D )
BMO TCH Emerging Markets Bond Fund	3.50%	0.25%	None	None	0.25%
BMO Ultra Short Tax-Free Fund	2.00%	0.25%	None	None	0.25%
BMO Short Tax-Free Fund	2.00%	0.25%	None	None	0.25%
BMO Short-Term Income Fund	2.00%	0.25%	None	None	0.25%
BMO Intermediate Tax-Free Fund	3.50%	0.25%	None	None	0.25%
BMO Strategic Income Fund	3.50%	0.25%	None	No ne	0.25%
BMO TCH Corporate Income Fund	3.50%	0.25%	None	None	0.25%
BMO TCH Core Plus Bond Fund	3.50%	0.25%	None	None	0.25%
BMO High Yield Bond Fund	3.50%	0.25%	None	None	0.25%

Fixed Income Funds - Class A Shares Sales Load Schedule

TCH Emerging Markets Bond Fund, Strategic Income Fund, and High Yield Bond Fund.

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $100,000	3.50%	3.63%	3.50%
$100,000-$249,999	3.00%	3.09%	3.00%
$250,000- $499,999	2.25%	2.30%	2.25%
$50,0,000- $9 99,9 9 9	1.75%	1.78%	1.75%
$1,000,000- $4,999,999	0.00%	0.00%	1.00%
$5,000,000- $9,999,999	0.00%	0.00%	0.75%
$ 10,000,000-$ 49,999,999	0.00%	0.00%	0.50%
$50,000,000 and above	0.00%	0.00%	0.25%

*For purchases of $1,000,000 and above, a CDSC of 1.00% will apply to shares redeemed within 18 months of purchase.

Intermediate Tax-Free Fund, TCH Corporate Income Fund, and TCH Core Plus Bond Fund:

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $ 100,000	3.50%	3.63%	3.50%
$100,000- $249,999	3.00%	3.09%	3.00%
$250,000- $499,999	2.25%	2.30%	2.25%
$500,000- $999,999	1.75%	1.70%	l.75%
$1,000,000- $4,999,999	0.00%	0.00%	0.55%
$5,000,000-$ 9,999,999	0.00%	0.00%	0.50%
$10,000,000- $49,999,999	0.00%	0.00%	0.40%
$50,000,000 and above	0.00%	0.00%	0.25%

*                              For purchases of $ 1,000,000 and above, a CDSC of 0.55% will appl y to shares redeemed within 18 months of purchase.

Ultra Short Tax-Free Fund, Short Tax-free Fund, and Short-Term Income Fund:

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a% of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $100,000	2.00%	2.04%	2.00%
$100,000-$249,999	1.50%	1.52%	l.50%
$250,000- $499,999	1.00%	1.01%	1.00%
$500,000- $999,999	0.75%	0.76%	0.75%
$1,000,000-$4,999,999	0.00%	0.00%	0.55%
$5,000,000-$9,999,999	0.00%	0.00%	0.50%
$10,000,000-$49,999,999	0.00%	0.00%	0.40%
$50,000,000 and above	0.00%	0.00%	0.25%

*                             For purchases of $l,000,000 and above,  a CDSC of 0.55% will apply to shares redeemed within 18 months of purchase.

CLASS R3 SHARES

EQUITY FUNDS - CLASS R3 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Mid-Cap Value Fund	None	0.50%	None	0.15%	0.65%
BMO Mid-Cap Growth Fund	None	0.50%	None	0.15%	0.65%
BMO Small-Cap Value Fund	None	0.50%	None	0.15%	0.65%
BMO Disciplined International Equity Fund	None	0.50%	None	0.15%	0.65%
BMO Pyrford International Stock Fund	None	0.50%	None	0.15%	0.65%

ASSET ALLOCATION FUNDS-CLASS R3 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-l) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2015 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2020 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2025 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2030 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2035 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2040 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2045 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2050 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2055 Fund	None	0.50%	None	0.15%	0.65%
BMO Conservative Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Moderate Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Balanced Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Growth Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Aggressive Allocation Fund	None	0.50%	None	0.15%	0.65%

CLASS R6 SHARES

EQUITY FUNDS - CLASS R6 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Large-Cap Value Fund	None	None	None	None	None
BMO Large-Cap Growth Fund	None	None	None	None	None
BMO Mid-Cap Value Fund	None	None	None	None	None
BMO Mid-Cap Growth Fund	None	None	None	None	None
BMO Small-Cap Value Fund	None	None	None	None	None
BMO Disciplined International Equity Fund	None	None	None	None	None
BMO Pyrford International Stock Fund	None	None	None	None	None

ASSET ALLOCATION FUNDS - CLASS R6 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	None	None	None	None
BMO Target Retirement 2015 Fund	None	None	None	None	None
BMO Target Retirement 2020 Fund	None	None	None	None	None
BMO Target Retirement 2025 Fund	None	None	None	None	None
BMO Target Retirement 2030 Fund	None	None	None	None	None
BMO Target Retirement 2035 Fund	None	None	None	None	None
BMO Target Retirement 2040 Fund	None	None	None	None	None
BMO Target Retirement 2045 Fund	None	None	None	None	None
BMO Target Retirement 2050 Fund	None	None	None	None	None
BMO Target Retirement 2055 Fund	None	None	None	None	None
BMO Conservative Allocation Fund	None	None	None	None	None
BMO Moderate Allocation Fund	None	None	None	None	None
BMO Balanced Allocation Fund	None	None	None	None	None
BMO Growth Allocation Fund	None	None	None	None	None
BMO Aggressive Allocation Fund	None	None	None	None	None